EX-10.39

                     EMPLOYEE BENEFITS ALLOCATION AGREEMENT

         This Employee Benefits Allocation Agreement (this "Agreement") is effective as of the date of execution by and between Nu Skin International, Inc., a Utah corporation ("NSI"), and Nu Skin USA, Inc., a Delaware corporation ("NUSA").

                                    Recitals:

         Whereas, pursuant to the terms of the Contribution and Distribution Agreement (the "C&D Agreement") effective as of December 31, 1997 by and between NSI and NUSA, NSI and NUSA have agreed to determine each party's rights and obligations as applied to employee benefits.

         Whereas, as a result of the events contemplated in the C&D Agreement, NSI will transfer certain employees to NUSA (the "NUSA Employees").

         Whereas, following the execution of the Stock Acquisition Agreement between the stockholders of NSI and Nu Skin Asia Pacific, Inc. ("NSAP"), a Delaware Corporation, it is reasonably likely that NSI and NUSA will no longer be in the same "controlled group" under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code"), but neverthless will continue to have substantial common ownership.

                                   Agreement:

         Now, therefore, the parties do agree as follows:

         1.       Nu Skin International, Inc. 401(k) Plan (the "401(k) Plan").

                  (a)      Employee   Participation;    Participating   Employer
                           Status.

                           Subject  to  compliance  with  applicable  law,  NUSA
                  Employees shall continue to participate in the 401(k) Plan on the same terms and conditions under which they participated prior to the execution of this Agreement. NUSA shall become a participating employer in the 401(k) Plan as soon as possible following the execution of the Agreement, and in no event later than the next following payroll date of NUSA. NUSA shall execute the original of the 401(k) Plan or a supplemental participation agreement as a participating employer in a multiple employer plan. NSI shall continue to serve as plan sponsor and plan administrator of the 401(k) Plan. The power to amend the 401(k) Plan shall remain exclusively with NSI, subject to NUSA's right to withdraw from the 401(k) Plan.

                  (b)      401(k) Plan Contributions/Expenses.

                           Contributions  made to the  401(k)  Plan by NUSA  and
                  administrative expenses incurred by the 401(k) Plan on behalf of NUSA Employee participants of the 401(k) Plan shall be paid by NUSA in accordance with the terms of the 401(k) Plan and shall be paid either directly to the trustee and service providers of the 401(k) Plan or through an internal accounting charge from NSI to NUSA; provided, that in all cases, all NUSA Employee participant elective deferrals shall be forwarded to the 401(k) Plan trustee within the legally required time frame.

                  (c) Application of "Same Desk" Rule.

                           The "same  desk" rule of Code  section  401(k)  shall
                  apply to all NUSA Employees for purposes of restricting the ability of any NUSA Employee to receive a distribution from the 401(k) Plan following their transfer from NSI to NUSA. No "separation from service" shall be deemed to have occurred with respect to the NUSA Employees transferred under the Agreement.

          2. Nu Skin International Employee Medical Benefit Plan (the "Medical Plan").

                  (a)      Employee   Participation;    Participating   Employer
                           Status.

                           NUSA  Employees  shall continue to participate in the
                  Medical Plan on the same terms and conditions under which they participated prior to the execution of this Agreement. NSI shall amend the Medical Plan to permit participation by NUSA Employees in the Medical Plan.

                  (b)      Notification to Carriers; Additional Actions.

                           NSI  agrees to notify all of its  insurance  carriers
                  who provide welfare benefits under the Medical Plan as soon as possible following the execution of this Agreement that NUSA Employees are to be covered employees of the NSI insured group pursuant to the terms of the respective insurance arrangements. Such notification shall be provided to the following insurance carriers: Blue Cross/ValueCare; FHP Healthcare; Standard Insurance Company; and Sun Life Assurance Company of Canada. NSI also agrees to provide notification of the coverage of NUSA Employees as part of the NSI insured group to any other medical, life or disability insurance carrier that may cover any of the NSI employees who become NUSA Employees. NSI and NUSA agree to take any actions that may be required by any insurance carrier to ensure coverage of the NUSA Employees on an uninterrupted basis.

                  (c)      Premiums/Plan Expenses.

                           Premiums, administrative expenses and claims incurred
                  or paid by the Medical Plan on behalf of NUSA Employee participants of the Medical Plan shall be paid by NUSA, either directly by NUSA, by NUSA to the insurance carriers of the Medical Plan, or through an internal accounting charge from NSI to NUSA.

         3. Nu Skin USA, Inc. Cafeteria Plan (the "Cafeteria Plan").

                  (a)      Implementation of New Cafeteria Plan.

                           Effective as soon as possible following the execution
                  of the Agreement, but in no event later than the first payroll date of NUSA, NUSA shall adopt the Cafeteria Plan, which shall be identical to the Nu Skin International, Inc. Cafeteria Plan (the "NSI Cafeteria Plan") in which NUSA Employees participated while employed by NSI. NUSA Employees shall participate in this Cafeteria Plan on the same terms and conditions under which they participated in the NSI Cafeteria Plan prior to the execution of the Agreement. No "change in family status" under Section 5.4 of the NSI Cafeteria Plan shall be deemed to have occurred as a result of the transfer of NUSA Employees from NSI to NUSA.

                  (b)      Transfer of Accounts.

                           NSI and NUSA shall  transfer  to the  Cafeteria  Plan
                  following  its  adoption  all  amounts  deferred  into the NSI
                  Cafeteria Plan medical flexible spending account by NUSA Employees year-to-date.

         4. Nu Skin International, Inc. Deferred Compensation Plans and Trust Plan (the "Deferred Compensation Plans").

                  (a)      Employee   Participation;    Participating   Employer
                           Status.

                           NUSA Employees who are currently participating in the
                  Deferred Compensation Plans shall continue to participate in the Deferred Compensation Plans on the same terms and conditions under which they participated prior to the execution of this Agreement. NSI shall amend the Deferred Compensation Plans to permit participation by NUSA Employees in the Deferred Compensation Plans.

                  (b)      Crediting of Service.

                           The transfer of the NUSA  Employees  from NSI to NUSA
                  shall not be deemed to cause a "Retirement Date" to occur under section 10 of the Deferred Compensation Plans. All service with NUSA shall be recognized for purposes of vesting pursuant to section 13.2 of the Deferred Compensation Plans.

         5. Nu Skin USA, Inc. 1998 Stock Incentive Plan (the "Stock Plan").

                  (a)      Implementation of New Stock Plan.

                           Effective as soon as possible following the execution
                  of this Agreement and, if required, with appropriate approval by the stockholders of NSAP, NUSA shall adopt the Stock Plan, which shall be identical in form and substance to the Nu Skin International, Inc. 1996 Stock Incentive Plan (the "NSI Stock Plan") in which NUSA Employees participated while employed by NSI. NUSA Employees shall participate in the Stock Plan on the same terms and conditions under which they participated in the NSI Stock Plan prior to the execution of this Agreement.

                  (b)      Transfer of Shares.

                           Following the adoption by NUSA of the Stock Plan, NSI
                  and NUSA shall take all actions necessary to transfer to NUSA shares of NSAP Class A Common Stock in accordance with the terms of the C&D Agreement. NUSA shall bear all costs of such transfer and subsequent holding of such shares including, but not limited to: (1) any filing fees in the event that additional registration or other filing with the Securities and Exchange Commission or state securities regulatory body is required; and (2) NUSA's allocable portion of any costs associated with updating any previously filed registration statement covering such shares.

                  (c)      Assumption of Outstanding Awards.

                                    NUSA  shall  assume  all  award   agreements
                  governing the terms of awards made pursuant to the NSI Stock Plan to NUSA Employees. The transfer of NUSA Employees from NSI to NUSA under the C&D Agreement shall not constitute a termination of employment for purposes of awards granted under the NSI Stock Plan. Prior service with NSI shall be recognized for purposes of the vesting of awards granted under the NSI Stock Plan and assumed by NUSA.

         6.       Vacation/Sick Leave and Severance Policies.

                  (a)      Adoption of Identical Policies.

                           Effective on the first day  following  the  execution
                  date of the Agreement, NUSA shall adopt vacation/sick leave and severance policies which are identical to those provided by NSI immediately prior to the execution of the Agreement.

                  (b)      Crediting of Service; Accounting of  Leave Used .

                           Any  service  to  NSI  resulting  in the  accrual  of
                  vacation/sick leave or severance by an NUSA Employee prior to his or her transfer from NSI shall be recognized by NUSA for purposes of accrual under the NUSA programs. Correspondingly, any vacation or sick leave used by an NUSA Employee during the 1998 calendar year prior to his or her transfer from NSI shall be treated as if used while employed by NUSA

         7.       Family and Medical Leave Act ("FMLA").

         NUSA shall be a "successor in interest" to NSI under the terms of FMLA. As such, NUSA shall count for NUSA Employees periods of employment with NSI to determine eligibility for FMLA leave, grant or continue leave to NUSA Employees who had previously provided notice to NSI, and comply with job restoration requirements for NUSA Employees at the conclusion of FMLA leave.

         8.       Other Non-Enumerated Benefits.

         It is the parties' intent that NUSA Employees be provided with the same benefits following the execution of this Agreement as were provided to them by NSI prior to the execution of this Agreement, subject to compliance with applicable law. With respect to benefit plans or programs that are not specifically discussed herein, where legally permissible and advisable, the parties shall construe this Agreement liberally so as to permit continued participation by NUSA employees in NSI benefit plans or programs. Participation shall be continued without the imposition of new restrictions, including, but not limited to (where applicable) new eligibility periods, new vesting periods, new deductibles, new out-of-pocket maximums or new service accrual periods. Where participation by NUSA Employees in NSI benefit plans is not legally permissible, administratively practicable or finanically feasible (for either NSI or NUSA), NUSA shall adopt parallel plans and policies to replicate the benefits previously available to NUSA Employees while employed by NSI. A termination of employment shall not be deemed to have occurred for benefits purposes with respect to the NUSA Employees transferred under the C&D Agreement.

         9.       Appropriate Action.

         As soon as possible following the execution of this Agreement, to permit NUSA to become a participating employer in the 401(k) Plan, the Medical Plan and the Deferred Compensation Plans, NSI and NUSA shall: (1) execute appropriate Board resolutions approving NUSA's participation as a participating employer in such plans; (2) adopt an amendment to each such plan reflecting NUSA's participation; and (3) take any other actions necessary or advisable to permit such participation. With respect to all other employee benefit plans or policies, NSI and NUSA agree to take all actions necessary or advisable to carry out the parties' stated intent.

         10. Incorporation by Reference. To the extent not inconsistent with the terms of this Agreement, Article V of the C&D Agreement shall be incorporated herein by reference.

         In Witness Whereof, the parties have caused this Agreement to be duly executed as of this _______ day of _______, 199__.

                           Nu Skin International, Inc.

                                            By: /s/ Steven J. Lund
                                            Name: Steven J. Lund
                                            Title:

                                            Nu Skin USA, Inc.

                                            By: /s/ Keith Halls
                                            Name: Keith Halls
                                            Title: